SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  May 17, 1999


                              Tredegar Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Virginia                    1-10258                 54-1497771
-------------------------------- ------------------------ ----------------------
  (State or Other Jurisdiction       (Commission File        (I.R.S. Employer
of Incorporation or Organization)         Number)           Identification No.)


1100 Boulders Parkway
Richmond, Virginia                                          23225
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(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code:  (804) 330-1000

Item 2.  Acquisition or  Disposition of Assets.

         On May 17, 1999, Tredegar Corporation (formerly known as Tredegar Industries, Inc.) ("Tredegar") acquired Exxon Chemical Company's plastic film business for $200 million. The source of the cash consideration paid in the transaction was from Tredegar's Revolving Credit Facility Agreement among Tredegar, the banks named therein, The Chase Manhattan Bank as Administrative Agent, NationsBank, N.A. as Documentation Agent and Long-Term Credit Bank of Japan, Limited as Co-Agent.


Item 5.  Other Events.

         On May 20, 1999, at its Annual Meeting of Shareholders, Tredegar announced that it anticipates lower than expected results for 1999 due to a variety of factors affecting its Film Products division and expenses associated with the recent Therics acquisition.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         Financial Statements with respect to the acquisition required by Item 7 of Form 8-K will be filed not later than July 30, 1999.

(b)      Pro Forma Financial Information.

         Pro Forma Financial Information with respect to the acquisition required by Item 7 of Form 8-K will be filed not later than July 30, 1999.

(c)      Exhibits.

         Exhibit 2. Asset Purchase Agreement, dated April 23, 1999, by and between Exxon Chemical Company, a division of Exxon Corporation, and Tredegar Industries, Inc (the "Agreement"). The schedules and exhibits to this Agreement are omitted in accordance with the instructions to Item 601(b)(2) of Regulation S-K. A listing of such schedules and exhibits is found in the Agreement and Tredegar hereby undertakes to supply the Securities and Exchange Commission supplementally with a copy of any such exhibits upon request.

         Exhibit 20.1      Text of  Press  Release issued by Tredegar on May 17,
                           1999.

         Exhibit 20.2      Text of  Press  Release issued by Tredegar on May 20,
                           1999.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TREDEGAR CORPORATION



Date:     May 25, 1999                    By:  /s/ N. A. Scher
                                             ________________________
                                               Norman A. Scher
                                               Executive Vice President


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